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                                                                   EXHIBIT 10.49

                                                                      SCHEDULE 1

                 SELLING SHAREHOLDER INDEMNIFICATION AGREEMENT

   This Selling Shareholder Indemnification Agreement (this "Agreement") dated as of November ___, 1996 is between STB SYSTEMS, INC., a Texas corporation (the "Company"), and each of William E. Ogle, William D. Balthaser, Jr. and Mark S. Sims (collectively, the "Selling Shareholders").

   WHEREAS, the Company expects to undertake a public offering (the "Offering") of certain shares of its Common Stock, of which approximately 1,500,000 shares will comprise the portion to be offered by the Company and approximately 300,000 shares will comprise the portion to be offered by the Selling Shareholders (it being understood that the Selling Shareholders will further grant an option to sell approximately 270,000 additional shares to cover the underwriters' overallotment option);

   WHEREAS, pursuant to the proposed terms of the Underwriting Agreement (the "Underwriting Agreement") by and among the Company, the underwriters participating in the Offering (the "Underwriters") and the Selling Shareholders, the Underwriters are requiring that the Selling Shareholders indemnify them against certain losses, claims, damages or liabilities arising out of or based upon the contents of the Registration Statement relating to the Offering or certain representations of the Selling Shareholders included in the Underwriting Agreement;

    WHEREAS, the Selling Shareholders have indicated to the Company that a precondition to their participation in the Offering is the Company's indemnification of the Selling Shareholders for their indemnification obligations owed to the Underwriters under the Underwriting Agreement;

   WHEREAS, the Board of Directors has given extensive consideration to the contents of this Agreement and has determined that it is in the best interests of the Company and its shareholders as a whole that the Company indemnify the Selling Shareholders as requested, because the Board of Directors believes that (i) the sale of shares by each of the Selling Shareholders through a registered public offering will provide for a more orderly sale of such stock to the public than would occur if such shareholders were to sell such shares under Rule 144 (including consideration that the market price for the Company's Common Stock is more likely to be adversely affected by sales of stock under Rule 144 than through a registered public offering), (ii) the sale of the shares by the Selling Shareholders would increase the amount of Common Stock publicly held by persons not affiliated with the Company, (iii) the Underwriters will be able to place the shares to be sold by the Selling Shareholders with purchasers, such as institutional investors, that the Company desires and (iv) the Selling Shareholders would agree to execute a "lock-up agreement" with the Underwriters, which would enhance the Company's ability to complete negotiations with the Underwriters, as well as the Offering itself, and facilitate a calm aftermarket in the Company's stock.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the parties agree as follows:

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     1.  INDEMNITY. The Company agrees to indemnify each Selling Shareholder to the extent that the Underwriters (including each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended) call upon any such Selling Shareholder in his individual capacity to indemnify the Underwriters under Section 7 of the Underwriting Agreement. The Company shall pay to any Selling Shareholder any amount for indemnification in accordance with the terms of Section 7 of the Underwriting Agreement at the same time as such Selling Shareholder is obligated to pay any such amount to any Underwriter. The right to indemnification as provided by this Agreement shall be enforceable by any Selling Shareholder in any court of competent jurisdiction.

     2. SUBROGATION. If the Company makes any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the right of recovery of the Selling Shareholder to whom payment is made, who shall execute all papers required and shall do everything that may be necessary to secure such rights.

     3. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any such provision shall be held to be invalid or unenforceable for any reason such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     4. NOTICE. Any notice, consent or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service or (d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties below or at such other address as may be designated by the parties from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

     5. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas.

     6. BINDING EFFECT; SUCCESSORS. This Agreement shall be binding upon each Selling Shareholder and upon the Company, its successors and assigns and shall inure to the benefit of each Selling Shareholder, its heirs, executors, administrators, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

     7. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                       STB SYSTEMS, INC.


                                       By:
                                           --------------------------------
                                           Randall D. Eisenbach, Executive
                                           Vice President and Chief Operating
                                           Officer

                                           1651 North Glenville Drive
                                           Richardson, Texas 75081
                                           Facsimile: (972) 437-9631


                                       ------------------------------------
                                       William E. Ogle
                                       c/o STB Systems, Inc.
                                       1651 North Glenville Drive
                                       Richardson, Texas 75081
                                       Facsimile: (972) 437-9631


                                       ------------------------------------
                                       William D. Balthaser, Jr.
                                       c/o STB Systems, Inc.
                                       1651 North Glenville Drive
                                       Richardson, Texas 75081
                                       Facsimile: (972) 437-9631


                                       ------------------------------------
                                       Mark S. Sims
                                       c/o STB Systems, Inc.
                                       1651 North Glenville Drive
                                       Richardson, Texas 75081
                                       Facsimile: (972) 437-9631


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